                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                         Three months ended     Nine months ended
                                         September 30, 1994     September 30, 1994
                                         ------------------     ------------------
       1.  Net income                          $ 9,012,231         $25,829,819
       2.  Weighted average common
            shares outstanding                  19,301,425          19,372,731
                                               -----------          ----------

       3.  Earnings per
           common share                        $      0.47         $      1.33
                                               ===========         ===========
       4.  Weighted average common
            shares outstanding                  19,301,425          19,372,731

       5.  Common stock equivalents
            due to dilutive
            effect of stock options              1,016,483             999,595
                                               -----------          ----------

       6.  Total weighted average
            common shares and
            equivalents outstanding             20,317,908          20,372,326
                                              ------------         -----------

       7.  Primary earnings per share         $       0.44         $      1.27
                                               ===========         ===========

       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                            20,317,908          20,372,326

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method                      ---              27,700
                                               -----------         -----------

      10.  Total shares for fully
            diluted earnings per share          20,317,908          20,400,026
                                               ===========         ===========

      11.  Fully diluted earnings
            per share                          $      0.44         $      1.27
                                               ===========         ===========